UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 10, 2020

NGEN TECHNOLOGIES HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55177	27-4715504
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5430 Lyndon B Johnson Fwy, Suite 1200, Dallas, TX	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 610-3817

Liberated Solutions, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

Item 3.02. Unregistered Sales of Equity Securities.

On January 14, 2020, Broken Circuit Technologies, Inc. (“Broken Circuit”) and Peter Zimeri, who together own 100% of the registrant’s (the “Company”) one million issued and outstanding shares of Series X preferred stock, delivered to the Company notices of conversion (together, the “Notices”) of all of their shares of Series X preferred stock. Broken Circuit, a company of which Edward Carter and Clifford Rhee are 49.5% and 49.4% owners, respectively, was the owner of 997,500 shares of Series X preferred stock, convertible into 33,770,389 shares of the Company’s common stock. Mr. Carter is the Company’s Chief Executive Officer and a member of the Company’s Board of Directors. Mr. Zimeri was the owner of 2,500 shares of Series X preferred stock, convertible into 84,638 shares of the Company’s common stock. On January 15, 2020, the Company issued an aggregate of 33,855,027 shares of the Company’s common stock (33,770,389 shares were issued to Broken Circuit and 84,638 shares were issued to Mr. Zimeri), which amount represents approximately 95% of the Company’s issued and outstanding shares. Following the Reverse Stock Split (described in Item 5.03 below) and the issuance of the common stock described in this Item 3.02, there were 35,712,665 shares of common stock issued and outstanding.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of 33,855,027 shares of common stock pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Messrs. Carter and Rhee are accredited investors, Messrs. Carter and Rhee acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the definitive information statement on Schedule 14C filed with the Securities and Exchange Commission by the Company on November 20, 2019, the Company’s Board of Directors and stockholders holding a majority of the voting power of the Company’s issued and outstanding shares of capital stock approved the following actions:

●	Amendment of the Company’s articles of incorporation, as amended (the “Articles”), to change the Company’s corporate name from Liberated Solutions, Inc. to Ngen Technologies Holdings Corp. (the “Name Change”);

●	Amendment of the Company’s Articles to effect a reverse stock split of the outstanding shares of common stock, by a ratio of 1-for-2,000, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”); and

●	Immediately after effectiveness of the Reverse Stock Split, amendment of our Articles to decrease the number of authorized shares of common stock from 6,000,000,000 to 3,000,000,000 (the “Authorized Share Decrease” and collectively with the Name Change and the Reverse Stock Split, the “Corporate Actions”).

Effectiveness of the Corporate Actions was dependent on, among other things, approval of the Corporate Actions by the Financial Industry Regulatory Authority (“FINRA”). On January 9, 2020, FINRA completed its review of the Name Change and the Reverse Stock Split. Accordingly, effective January 10, 2020:

●	The Company changed its corporate name from Liberated Solutions, Inc. to Ngen Technologies Holdings Corp.,

●	The Company effected the 1-for-2,000 Reverse Stock Split, and

●	The Company effected the Authorized Share Decrease.

In order to effect the Corporate Actions, the Company filed a Certificate of Amendment to Designation (the “Amendment”) on December 30, 2019. However, the Corporate Actions were not effective until January 10, 2020.

No fractional shares were issued in connection with the Reverse Stock Split. Rather, upon completion of the Reverse Stock Split, in lieu of any fractional shares that would be issued, such fractional shares were rounded up to the next higher whole share. Following effectiveness of the Reverse Stock Split and the Authorized Share Decrease, the Company had 3,000,000,000 authorized shares of common stock, and 1,857,638 shares of common stock issued and outstanding. Following the common stock issuance described in Item 3.02 above, there were 35,712,665 shares of common stock issued and outstanding. In accordance with FINRA requirements, the Company’s stock symbol (LIBE) will carry an additional letter “D” as “LIBED,” denoting a reverse stock split, for a period of 20 business days.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Series X Designation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2020

NGEN TECHNOLOGIES HOLDINGS CORP.

By:	/s/ Ed Carter
Ed Carter
Chief Executive Officer